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                                                                   Exhibit 23.3x

        CONSENT OF VIRCHOW, KRAUSE & COMPANY, LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report on the financial statements of XYZ Group, Inc. as of April 30, 1998 and for the four months then ended dated March 23, 1999, in the Registration Statement (Form S-4 No. 333-80131) and related prospectus of Futech Interactive Products for the registration of 6,500,000 shares of its common stock.


                                           Virchow, Krause & Company, LLP

                                           /s/ Virchow, Krause & Company, LLP

Brookfield, Wisconsin
August 6, 1999